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                                                                  EXHIBIT (j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Shareholders and Board of Directors
ING Series Fund, Inc.:

We consent to the use of our report dated July 16, 2004 incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


Boston, Massachusetts
August 13, 2004